UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 23, 2021

HGR Liquidating Trust
__________________________________
(Exact name of registrant as specified in its charter)

Commission file number: 000-53964

Maryland	85-6328984
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Post Oak Boulevard
Suite 5000
Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip code)

(888) 220-6121
(Registrant’s telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
         Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On September 23, 2021, HGR Liquidating Trust, a Maryland statutory trust (the “Trust”) released the letter to investors furnished herewith as Exhibit 99.1, related to the information described under Item 8.01 of this Current Report on Form 8-K. The information in this Item 7.01 of this Current Report on Form 8-K, including the exhibit hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18. The information furnished pursuant to Item 7.01 and Item 9.01 in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 8.01 Other Events.

Special Distribution September 2021

The board of trustees of the Trust (the "Board"), has authorized the Trust to declare a special distribution on the Trust's units, in an amount equal to $0.80 per unit, payable to the Trust’s unitholders of record at the close of business on September 29, 2021. This special distribution will be paid in cash on or around September 29, 2021 and will be designated by the Trust as a return of a portion of the unitholders’ invested capital and, as such, will reduce the unitholders’ remaining investment in the Trust.

As disclosed previously, including in the Annual Report on Form 10-K filed by the Trust on March 31, 2021 (the "December 2020 10-K"), the Trust is the successor to Hines Global REIT, Inc. (the “Company”). After this special distribution is paid on or about September 29, 2021, the Company and the Trust will have paid aggregate special distributions, including return of invested capital distributions and liquidating distributions, of approximately $8.25 per share/unit between January 2018 and September 2021. These special distributions reduced investors’ remaining investment.

In addition to the $8.25 of special distributions, the Company paid $5.64 of regular operating distributions since the inception of the Company, for a combined total of $13.89 in aggregate distributions paid to investors since inception. The amount of regular operating distributions received by each investor depends on when the investment was made and will be lower for those who invested after inception.

Estimated Per Unit Net Asset Value

As disclosed in the December 2020 10-K, the Board determined a per unit net asset value (“NAV”) of $2.09 as of December 31, 2020. As a result of the declaration of the special distribution described above, the Trust’s per unit NAV of $2.09 will be reduced by $0.80 per unit to $1.29. The new estimated per unit NAV is not based on updated appraisals of the Trust’s remaining assets. There can be no assurances that investors will receive additional special distributions equal to the new estimated per unit NAV.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Letter to Investors, dated September 23, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K, including the exhibit furnished herewith, contains forward-looking statements (including, without limitation, statements concerning the new estimated per unit NAV and the payment of additional distributions) that are based on the Trust’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, unanticipated difficulties or expenditures related to the liquidation of the Trust’s remaining assets, the Trust’s ability to maintain occupancy levels and lease rates at its properties prior to their disposal, the Trust’s ability to repay or successfully refinance its debt obligations, the future operating performance of the Trust’s investments, and those risks set forth in the “Risk Factors” section of the December 2020 10-K, as amended or supplemented by the Trust’s filings with the SEC. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. Important factors that could cause actual results to differ materially include the risks associated with potential buyers of the Trust’s properties determining to postpone or abandon the acquisition, the tenants at the Trust’s properties continuing to be able to pay rent in a timely manner, and changes in the severity of the public health and economic impact of the COVID-19 pandemic. To the extent that the Trust’s assumptions differ from actual results, the Trust’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global Income Trust, Inc.

September 23, 2021	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Financial Officer